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               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549
                     ----------------------


                            FORM 8-K


                         CURRENT REPORT


             PURSUANT TO SECTION 13 OR 15(d) OF THE


          SECURITIES EXCHANGE ACT OF 1934, AS AMENDED


Date of Report (Date of Earliest Event Reported):  April 26, 1996



                     MAIN  PLACE FUNDING CORPORATION
---------------------------------------------------------------------
         (Exact Name of Registrant as Specified in its Charter)




        Delaware               33-82040         75-2547042
------------------------      ------------   -------------------
(State of Incorporation)      (Commission    (IRS Employer
                              File Number)   Identification No.)





1201 Main Street, 29th Floor, Dallas, Texas               75202
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(Address of Principal Executive Offices)                (Zip Code)




                          (214) 743-9999
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      (Registrant's Telephone Number, including Area Code)




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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

Effective May 20, 1996, NationsBank, N.A. (South) ("NationsBank South") acquired all of the outstanding stock of the registrant from NationsBank of Texas, N.A. ("NationsBank Texas") for cash totaling approximately $303 million. The registrant, NationsBank South and NationsBank Texas are indirect, wholly-owned subsidiaries of NationsBank Corporation.

ITEM 5.  OTHER EVENTS.

On April 26, 1996, the registrant borrowed $1.1 billion under a subordinated note from NationsBank Texas (the "April 1996 note"). The proceeds from the April 1996 note were used to repay a subordinated note dated October 2, 1994 with NationsBank Texas (the "October 1994 note"), to pay a cash dividend to NationsBank Texas and to return capital to NationsBank Texas. Repayment of the October 1994 note, dividends paid and capital returned were $594 million, $18 million and $499 million, respectively. The April 1996 note bears interest at a floating rate based on the 3-month LIBOR. The April 1996 note matures on September 25, 1999 and is subordinated to all of the registrant's senior debt. The registrant may repay amounts, from time to time, owed under the April 1996 note from funds which are not subject to the lien of any indenture relating to any senior debt.

ITEM 7.  EXHIBITS.

Exhibit No.    Description of Exhibit
-----------    ----------------------

   2.1         Stock Purchase Agreement dated as of
               May 20, 1996, between NationsBank of
               Texas, N.A. and NationsBank, N.A. (South)

  10.1 Subordinated Note dated April 26, 1996 between the registrant and NationsBank of Texas, N.A.


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                           SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                   MAIN PLACE FUNDING CORPORATION



                                   By:  /s/ Joe L. Price
                                       -----------------
                                       Joe L. Price
                                       Senior Vice President--Accounting


Dated:  May 20, 1996


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                         EXHIBIT INDEX



Exhibit No.    Description of Exhibit
-----------    ----------------------

   2.1         Stock Purchase Agreement dated as of
               May 20, 1996, between NationsBank of
               Texas, N.A. and NationsBank, N.A. (South)

  10.1         Subordinated Note dated April 26, 1996
               between the registrant and NationsBank
               of Texas, N.A.


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